EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of TTR Technologies, Inc.

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2001 relating to the financial statements which appear in TTR Technologies, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Brightman Almagor & Co.

Certified Public Accountants (Israel)
A member of Deloitte & Touche

Tel-Aviv, Israel
July 20, 2001